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                                                                  Exhibit d.15.

                        THE TRAVELERS INSURANCE COMPANY

                        COMPANY NAME CHANGE ENDORSEMENT

                        THE TRAVELERS INSURANCE COMPANY

This Endorsement is made part of and should be attached to your contract, funding agreement or certificate.

As a result of the acquisition of THE TRAVELERS INSURANCE COMPANY ("Company") by METLIFE, INC. on July 1, 2005, the name of THE TRAVELERS INSURANCE COMPANY will be changed to METLIFE INSURANCE COMPANY OF CONNECTICUT effective [May 1, 2006].

All references in your contract, funding agreement or certificate to "THE TRAVELERS INSURANCE COMPANY" are hereby changed effective [May 1, 2006] to "METLIFE INSURANCE COMPANY OF CONNECTICUT." No terms, conditions or benefits of your contract, funding agreement or certificate have changed because of this change. METLIFE INSURANCE COMPANY OF CONNECTICUT is responsible for all obligations and commitments that we made under your contract, funding agreement or certificate. Your rights will not be affected by this change.

METLIFE INSURANCE COMPANY OF CONNECTICUT
One City Place
Hartford, Connecticut [06103-3415]

Signed for the Company at its offices in Hartford, Connecticut:

 /s/ C. Robert Henrikson                             /s/ Gwenn L. Carr
 C. Robert Henrikson                                 Gwenn L. Carr
 President                                           Secretary

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                    THE TRAVELERS LIFE AND ANNUITY COMPANY

                        COMPANY NAME CHANGE ENDORSEMENT

                    THE TRAVELERS LIFE AND ANNUITY COMPANY

This Endorsement is made part of and should be attached to your group annuity contract or certificate.

As a result of the acquisition of THE TRAVELERS LIFE AND ANNUITY COMPANY ("Company") by METLIFE, INC. on July 1, 2005, the name of THE TRAVELERS LIFE AND ANNUITY COMPANY will be changed to METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT effective [May 1, 2006].

All references in your contract or certificate to "THE TRAVELERS LIFE AND ANNUITY COMPANY" are hereby changed effective [May 1, 2006] to "METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT." No terms, conditions or benefits of your contract or certificate have changed because of this change. METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT is responsible for all obligations and commitments that we made under your contract or certificate. Your rights will not affected by this change.

METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT
One City Place
Hartford, Connecticut [06103-3415]

Signed for the Company at its offices in Hartford, Connecticut:

 /s/ C. Robert Henrikson                             /s/ Gwenn L. Carr
 C. Robert Henrikson                                 Gwenn L. Carr
 President                                           Secretary